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                                                                    Exhibit 99.1
                                Aware, Inc. logo


On our October 27, 2005 earnings release conference call, we invited investors to email questions to us. The following list of questions and answers represents a selection of questions that we believe serves our intended purpose of furthering the understanding of Aware by our investor base.

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How quickly do you think VDSL2 will deploy? Will it be used to replace installed
ADSL lines?

VDSL2 provides significant performance improvements over ADSL at distances below 9000 feet and ADSL2+ at distances less than 4500 feet. It outperforms bonded ADSL2+ at distances less than about 2000 feet, however, Bonded ADSL2+ requires a second phone line. Reach charts for these standards can be found in our VDSL2 and Bonded ADSL2+ white papers, which are available at www.aware.com.

What this means is that phone companies can benefit from transitioning to VDSL2 as they deliver fiber deeper in their networks. But, we don't think that all phone companies will deliver fiber to within less than 2000 feet of each of their subscribers, and therefore, we expect to see deployments utilize a combination of ADSL, ADSL2, ADSL2+, Bonded ADSL2+ and VDSL2.

Infonetics Research estimates that the 5-year market for VDSL chipsets will be about 73 million at the CO (central office) and 14 million (M) at the CPE (customer premises equipment). Shipment forecasts from 2004 to 2008 are as follows:

     -    3.75M CO and 0.7M CPE in 2004
     -    7.5M CO and 1.5M CPE in 2005
     -    13M CO and 2.4M CPE in 2006
     -    21M CO and 3.7M CPE in 2007
     -    28M CO and 6M CPE in 2008

How rapidly VDSL2 deploys will depend upon a number of factors, including:

     -    How rapidly phone companies deploy fiber deeper into their networks
     -    The cost benefit analysis of the speeds enabled by ADSL2+ versus VDSL2
     -    The success of IPTV and triple-play as entertainment services

We expect to see aggressive but small pockets of deployments in the next 12-18 months and a larger scale set of deployments during 2007.

Pockets of deployments or planned deployments that we believe are important today can be found in Japan, Belgium, and Germany.


What is the difference between VDSL1 and VDSL2? Why would anyone deploy VDSL1?

The main difference is that VDSL2 delivers higher speeds than VDSL1 at any distance. Also, VDSL1 was targeted only at very short distances, and VDSL2 is an improvement by providing reach out to about 9000 feet. In addition, VDSL2 has a number of important features that are similar to features used in ADSL2+ that VDSL1 does not support, such as upstream 0 support (for greater reach), impulse noise protection and advanced diagnostics capabilities. Please see our VDSL2 white paper for a comprehensive description of VDSL2.


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        AWARE, INC. - 40 MIDDLESEX TURNPIKE - BEDFORD, MA USA 01730-1432
       TEL: (781) 276-4000 - FAX: (781) 276-4001 - E-MAIL: AWARE@AWARE.COM

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Some equipment companies have already integrated VDSL1 chipsets into their equipment and are deploying (primarily in Asia) in apartment building-type settings. For this type of situation, continued VDSL1-based deployments are likely for some period of time.

However, with the availability of standard-compliant VDSL2 silicon, VDSL2-based equipment is widely expected to rapidly obsolete older VDSL1 models due to the fundamental advantages discussed above. A service provider who is currently planning a VDSL deployment will, we believe, choose VDSL2 and, in large deployments planned for 2006, VDSL2 has emerged as a requirement. An example of this is Deutsche Telecom who recently announced that they will use VDSL2 in a deployment that will begin in 2006.

Our StratiPHY3TM product supports all modes of operation of VDSL1 as well as VDSL2 and functions as a CO or CPE solution. Infineon has licensed many generations of DSL technology from Aware and has a product that supports all of the modes of operation of VDSL2. This solution, called VINAX, is a higher performance, richer feature set solution than VDSL1 solutions.


How many licensees does Aware have?

There are six companies who have licensed StratiPHY2+TM, our ADSL/ADSL2/ADSL2+ CPE solution. These are Analog Devices, Infineon, Thomson, Atmel and two others that have not been announced.

There are two companies who have licensed StratiPHY3, our ADSL/ADSL2/ADSL2+/ VDSL1/VDSL2 solution that can support CPE and CO. These are Infineon and one unannounced.

Some of our customers have multiple chipsets in the market or in development based upon our licensed technology.


Please provide more details on the revenue model for the biometric sales business. Is it a one-time unit license price per station? Or is there a renewable license payment every year? Any further details on this front are helpful.

Our most widely sold biometrics products are software components for enrollment stations used in fingerprint systems for performing background checks and related applications. We sell our software components on a per-seat basis and sometimes there is a maintenance component associated with that, but not always. Our software performs compression and biometric transaction processing functions (e.g. formatting, editing, validating, storing, printing). Our customers are automatic fingerprint identification companies (AFIS) suppliers, Livescan vendors, systems integrators and others. Their customers are primarily law enforcement agencies and government agencies. The use of fingerprint systems for international applications and for civil background check applications is on the rise.


I believe you stated in your Q2 report that the analog addition to your StratiPHY products would be available somewhere in January 2006. Is this timetable still accurate?

We stated that adding analog functionality to our StratiPHY product was under development and that we expected to have products in early 2006. We are still on track with those developments.

We believe that the addition of analog functionality will make it easier for companies to add a DSL interface capability to their product portfolio.

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Does Aware currently have or does Aware have in development, products that work with or enhance wireless applications?

We are currently focused on building profitability in our DSL licensing products, expanding the reach of our biometrics and medical imaging products, and getting market traction with our test and diagnostics products.

While there are other applications of our core technologies, including wireless, they are not our current focus.

How does Aware compare or compete with Ikanos?
Ikanos is a fabless semiconductor company with a presence in today's VDSL1 deployments. Ikanos has announced that they have also developed VDSL2 and ADSL/ADSL2/ADSL2+ products.

Aware DSL products are licensed to companies that compete with Ikanos in all areas of DSL.

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SAFE HARBOR WARNING
Portions of this Form 8-K contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and/or the biometrics market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended June 30, 2005 and other reports and filings made with the Securities and Exchange Commission.